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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 27, 2014 relating to the consolidated financial statements and financial statement schedule of Cole Corporate Income Trust, Inc. appearing in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP Phoenix, Arizona October 17, 2014

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM